Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chyron Corporation
Melville, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01861, 333-152205 and 333-167086) of Chyron Corporation of our report dated March 23, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Melville, New York

March 23, 2011